EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of Orion Acquisition Corp. II on Form SB-2 of our report, dated January 25, 2005, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” in such Prospectus.

SINGER LEWAK GREENBAUM & GOLDSTEIN LLP

Los Angeles, California

January 31, 2005